UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2017

MONSTER DIGITAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37797	27-3948465
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2655 First Street, Suite 250 Simi Valley, California 93065	93065
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (805) 915-4775

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).   ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Forward-Looking Statements

This Current Report on Form 8-K and the exhibits hereto include “forward-looking statements” within the meaning of U.S. federal securities laws. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results and, consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements and factors that may cause such differences include, without limitation, expectations with respect to future performance; the anticipated impact of the proposed merger; ability to recognize the anticipated benefits of the proposed merger; access to additional financing; inquiries and investigations and related litigation; continued compliance with government regulations; and other risks and uncertainties indicated from time to time in filings with the Securities and Exchange Commission (the “SEC”). The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in the most recent filings by Monster Digital, Inc. (the “Company”) with the SEC and will be contained in the proxy statement to be filed by Monster Digital, Inc. All subsequent written and oral forward-looking statements concerning the Company and Innovate Biopharmaceuticals, Inc. (“Innovate”), the transactions described herein or other matters and attributable to the Company and Innovate or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Neither the Company nor Innovate undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Item 1.01	Entry into a Material Definitive Agreement.

On July 3, 2017, Monster Digital, Inc., a Delaware corporation (the “Company” or “Monster”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, the Company’s wholly owned subsidiary, Monster Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Innovate Biopharmaceuticals, Inc., a Delaware corporation (“Innovate”). Under the terms of the Merger Agreement, pending stockholder approval of the transaction, Merger Sub will merge into Innovate with Innovate surviving the merger and becoming a wholly-owned subsidiary of Monster (the “Merger”). Subject to the terms of the Merger Agreement, at the effective time of the Merger, Innovate stockholders will receive a number of newly issued shares of Monster common stock determined using the exchange ratio described below in exchange for their shares of Innovate stock. Following the Merger, stockholders of Innovate will become the majority owners of Monster.

The exchange ratio will be based on a pre-transaction valuation of $60 million for Innovate’s business and $6 million for Monster’s business. As a result, current Monster securityholders will collectively own approximately 9% and Innovate securityholders will collectively own approximately 91% of the combined company on a pro-forma basis, subject to adjustment based on Monster’s net cash balance and Monster’s and Innovate’s capitalization at closing, but not including any dilution that may result from securities sold by Innovate for capital raising purposes prior to the closing of the Merger, which are subject to certain valuation thresholds described in the Merger Agreement. For purposes of calculating the exchange ratio, outstanding warrants and options of Monster with a per share exercise price of $5.00 or greater would be excluded from Monster’s capitalization, as described in the Merger Agreement. Affiliates of Monster have entered into agreements in support of the proposed transaction.

The combined company, led by Innovate’s management team, is expected to be named “Innovate Biopharmaceuticals, Inc.” Prior to the closing of the Merger, Monster will seek shareholder approval to conduct a reverse split of its outstanding shares to satisfy listing requirements of the Nasdaq Capital Market (the “NasdaqCM”). The combined company is expected to trade on the NasdaqCM under a new ticker symbol. At the closing, the combined company’s board of directors is expected to consist of seven members from Innovate, which is expected to include Jay Madan, Sandeep ‘Steve’ Laumas, who are currently directors and officers of Innovate, and Christopher Prior, who is currently Innovate’s Chief Executive Officer. The Merger has been unanimously approved by the Board of Directors of each company. The transaction is expected to close in 2017, subject to approvals by the stockholders of Monster and Innovate, and other customary closing conditions, including but not limited to the approval of the continued listing of the combined company’s common stock on the NasdaqCM.

The parties to the Merger Agreement have made representations and warranties to each other as of specific dates for the purpose of allocating risk and not for the purpose of establishing facts. In addition, the representations and warranties are qualified by information in confidential disclosure schedules exchanged by the parties together with the Merger Agreement. While the Company does not believe that these schedules contain material information that the securities laws require it to publicly disclose, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Accordingly, the representations and warranties should not be relied on as characterizations of the actual state of facts.

In accordance with the terms of the Merger Agreement, (a) the executive officers and directors and certain stockholders of the Company have each entered into a support agreement with Innovate (the “Monster Support Agreements”), and (b) the officers, directors and specified stockholders of Innovate owning or controlling, in the aggregate, over a majority of Innovate’s outstanding capital stock have each entered into a support agreement with Monster (the “Innovate Support Agreements,” together with the Monster Support Agreements, the “Support Agreements”). The Support Agreements place certain restrictions on the transfer of the shares of the Company and Innovate held by the respective signatories and include covenants as to the voting of such shares in favor of approving the transactions contemplated by the Merger Agreement and against taking specified actions that could adversely affect the consummation of the Merger.

Spin-Off

Prior to the closing of the Merger, the Company currently intends to transfer all of its businesses, assets and certain liabilities not assumed by Innovate further to the Merger to a new corporation (“Newco”), which will be either wholly owned or substantially owned by the Company. The Company intends to distribute all shares of Newco held by it pro rata to the Company’s stockholders of record as of the record date set for said distribution.

The foregoing summary of the Merger Agreement and the transactions contemplated thereunder and any other agreements to be entered into by the parties are qualified in their entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and are incorporated herein by reference. You are urged to read said exhibit attached hereto in its entirety.

Item 7.01	Regulation FD Disclosure

Press Release

On July 3, 2017, the Company and Innovate issued a joint press release announcing their entry into the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K furnished pursuant to Items 7.01 and the press release included as Exhibit 99.1 of Item 9.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. This information shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this Current Report on Form 8-K is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information contained in this Current Report on Form 8-K constitutes material investor information that is not otherwise publicly available.

Additional Information and Where to Find It

In connection with the proposed transaction between the Company and Innovate, the Company will file a proxy statement with the SEC. The Company encourages its stockholders to read these materials for important information about Monster, the proposed transaction, and related matters. Stockholders will be able to obtain free copies of the proxy statement and other documents filed by the Company with the SEC at www.sec.gov.

Such persons can also read the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for a description of the security holdings of the Company’s officers and directors and their respective interests as securityholders in the successful consummation of the transactions described herein. The Company’s definitive proxy statement will be mailed to stockholders of the Company as of a record date to be established for voting on the transactions described in this report.

Non-Solicitation

This Current Report on Form 8-K and the exhibit hereto are not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transactions described above and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of the Company or Innovate, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit

2.1	Agreement and Plan of Merger and Reorganization by and among the Company, Merger Sub and Innovate dated July 3, 2017.*
2.2	Form of Support Agreement, by and between Monster Digital, Inc. and certain directors, officers and stockholders of Innovate Biopharmaceuticals, Inc.
2.3	Form of Support Agreement, by and between Innovate Biopharmaceuticals, Inc. and the directors and executive officers and certain stockholders of Monster Digital, Inc.
99.1	Press release dated July 3, 2017.

*

Certain exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER DIGITAL, INC.

/s/ David Olert
Date: July 6, 2017	David Olert
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization by and among the Company, Merger Sub and Innovate dated July 3, 2017.*
2.2	Form of Support Agreement, by and between Monster Digital, Inc. and certain directors, officers and stockholders of Innovate Biopharmaceuticals, Inc.
2.3	Form of Support Agreement, by and between Innovate Biopharmaceuticals, Inc. and the directors and executive officers and certain stockholders of Monster Digital, Inc.
99.1	Press Release of Monster Digital, Inc. dated July 3, 2017.

*

Certain exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.